Exhibit 10.3

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that we treat as private or confidential.

Service Framework Contract

Release Date: (year / month / day)

Contract number, the purchase application number must be fully displayed on all letters / documents related to this contract.

Under this service contract, Party A entrusts Party B to provide special services for [***], and shall pay the corresponding service remuneration. For the purpose of this service contract, “Service” means the technology development, design, market research, technical analysis, technical consultation, equipment maintenance and repair conducted by Party B at the request of Party A for the benefit of Party A. Through equal consultation, the two parties, on the basis of true and full expression of their respective wishes, agree as follows in accordance with the provisions of the “Contract Law of the Peoples Republic of China”, which shall be abided by by both parties.

Party A:	contact:

Contact address:	telephone:

fax:

Party B:	contact:

Contact address:	telephone:

fax:

1.	service content

Party A entrusts Party B to provide the services as follows:	Provide special services for [***].

1/17

2.	Fees and Payments

1. contract value

name	grade	Unit price per day	Daily unit price
JAVA Engineer	A
B
C
D
JAVA Engineer	A
B
C
D
Test Engineer	B
C
D
Test Engineer	B
C
D
IOS Engineer	A
B
C
D
IOS Engineer	A
B
C
D
Android Engineer	A
B
C
D
Android Engineer	A
B
C
D
UI Designer	B
C
D
UE Designer	B
C
D
Front-End Development Engineer	B
C
D
Front-End Development Engineer	B
C
D

2/17

Data visualization Engineer	B
C
D
SAP Business Consultant	B
C
SAP Development Consultant	\
Flutter-IOS Engineer	A
B
C
Flutter-IOS Engineer	A
B
C
Flutter-Android Engineer	A
B
C
Flutter-Android Engineer	A
B
C
App Front-End Development Engineer	A
B
C
Demand Analysis Engineer (Supply Chain)	B
C
D

Note and description:

(1)	The above price includes 6% VAT;

(2)	This service framework contract only stipulates the unit price (unit: RMB yuan) of various engineers. In the implementation of the specific project, the actual price of the specific project shall be determined according to the unit price and the actual number of people and days, and shall be determined in the form of another order.

(3)	The upper limit of the total amount of the framework is RMB [***] (including 6% VAT).

(4)	Party B shall provide the list of service personnel and copies of relevant certificates (ID card, qualification certificate, etc.).

Remarks:	If Party B is a foreign enterprise-the above price does not include Chinese import customs duty and Chinese domestic value-added tax, unless otherwise specified in this Service Contract.

If Party B is a domestic enterprise-the above price includes all expenses incurred by the service results sent to Party A, including freight and insurance premium, unless otherwise specified in this Service Contract. And Party B shall provide the corresponding VAT invoice to Party A.

3/17

2.	The specific payment method is as follows [2]:

(1)

(2) The service fee of this project shall be settled once [***], and the amount paid each time shall be the unit price of the corresponding service personnel of Party B multiplied by the actual days of service. The terms of payment shall be as follows: After Party B delivers the service results of the corresponding stage of this Contract to Party A, after Party A passes the acceptance of the service results submitted by Party B, Party A requires Party B to issue an invoice and confirm the invoice, Party A shall pay 100% of the corresponding amount on the [***] of the next month upon receipt of the invoice from Party B based on the service acceptance form.

3.	The invoice information of Party A is as follows:

Name:

Taxpayer identification number:

Address:

Bank:

Account No.:

Address:

Tel:

Invoice mailing contact person:

Mailing address:

The purchaser does not collect the invoice, please indicate: contract number and PR number in the invoice remarks

If Party A requests Party B to submit a bank guarantee or letter of credit in connection with this Agreement, the bank guarantee or letter of credit shall be issued by a bank registered and operating in the Peoples Republic of China acceptable to Party A or by a reputable foreign bank acceptable to Party A through a bank registered and operating in the Peoples Republic of China. The format shall be reasonably accepted by Party A.

4/17

The invoices provided by Party B shall comply with the relevant provisions of the Peoples Republic of China on the use of invoices for accounting, tax or other purposes, and Party A shall have the right to review the invoices. If Party B fails to provide the invoice on time or the invoice provided is incorrect, Party A’s payment period shall be extended accordingly.

If Party B fails to perform the obligations hereunder on time, Party A shall have the right to postpone the payment of the service fee due accordingly.

Special note: Once the payment method is determined, one party shall not require a change. Party B shall indicate the PR number and Contract No. on the invoice.

3.	Party B shall complete the services according to the following requirements:

(1)	Service specification requirements:	According to Annex [1].

(2)	Service location:	At the place designated by Party A.

(3)	term of service:

(4)	Service progress:	In accordance with the requirements of Party A.

(5)	Service results submission form:	According to party As specific project requirements.

(6)	Relevant materials to be provided:	According to party A’s specific project requirements.

(7)	other:	(1) Party B guarantees to strictly abide by the relevant laws and regulations of the Peoples Republic of China, especially the relevant labor security and welfare policies for employees, and promises to abide by Party A’s guidelines on production safety and labor health.(2) Party B shall be responsible for arranging and paying the holidays, welfare, wages, insurance (including but not limited to five social insurance and one housing fund) and other issues of party B’s personnel hereunder.(3) In case of any labor dispute or other dispute arising from the service process, Party B shall be responsible for the settlement, and the corresponding legal liability and compensation liability shall be borne by Party B.(4) If party B’s personnel under this Contract violate the law and discipline or violate Party A’s rules and regulations, Party A shall have the right to require Party B to change the personnel immediately, and party B shall bear any loss caused by Party B. Party B shall be liable for any loss suffered by Party A.(5) The actual working hours of Party B’s personnel hereunder shall be assessed by Party A’s specific business department, and the relevant fees shall be paid according to the assessment results.(6) Party A shall not need to pay any other fees to Party B except for the corresponding service fee as agreed herein.(7) During the outbreak of COVID-19 and other infectious diseases, Party B shall take all active and effective epidemic prevention and control measures in strict accordance with the requirements of local government departments and Party A.

5/17

4.	Party B shall provide Party A with the following accompanying assistance free of charge:

(1)	Display and Explanation:	In accordance with the requirements of Party A.

(2)	Training:	Party B shall arrange for first-time employees to prepare and familiarize themselves with the environment at the Party A’s premises 1-3 days in advance.

(3)	Follow-up Services:	In accordance with the requirements of Party A.

(4)	Debugging:	In accordance with the requirements of Party A.

(5)	Other assistance:	In accordance with the requirements of Party A.

5.	Quality assurance of Party B:	Meet the requirements of Annex [1]. The outsourcing work shall be completed in good quality and quantity in strict accordance with the provisions of this Contract and the appendix, and the service quality shall be subject to Party As approval.

6.	Inspection

Party B agrees that Party A shall have the right to enter the site related to Party B and inspect the progress of the Services agreed upon in the Service Contract; the inspection shall not constitute Party A’s receipt of any part of the Services or Services. If Party A finds or reasonably presumes during the inspection that Party B defaults substantially or may substantially breach the contract, Party A shall have the right to issue a correction notice to Party B, and Party B shall immediately make corrections as required by Party A. Party As rights in this Article shall not limit or impair its other rights under this Service Contract.

7.	Inspection and reception

Party A shall have the right to inspect the service within a reasonable period after Party B delivers the services according to the Service Contract, and to receive the service after confirming that the service reaches the requirements of the Service Contract. Such inspection and / or acceptance shall not restrict or hinder any other rights enjoyed by Party A in accordance with this Service Contract and laws and regulations, nor shall it be an excuse to exempt Party B from its obligations and responsibilities under this Service Contract.

8.	Intellectual property right

Except for other provisions in this Service Contract, Party B undertakes to:

1.	Whether specially directed by Party A, by Party B or on behalf of Party B in the performance of the service contract of intellectual property rights, including but not limited to patent rights, patent application, design, technical secrets, computer software source code and target code, database rights and semiconductor appearance right (hereinafter referred to as the “new intellectual property rights”), exclusive to Party A;

6/17

2.	When the new intellectual property right appears or appears soon, Party A shall be immediately notified of the relevant information;

3.	While delivering the services, Party B shall, to Party A, provide Party A with all materials (including but not limited to data, design drawings, computer source code and target code) related to the new intellectual property rights, and provide reasonable assistance to Party A in any case when Party A wants to register and protect such new intellectual property rights;

4.	Party B shall not use the new intellectual property rights for purposes other than this Service Contract; and

5.	All information related to the new intellectual property rights is part of the confidential information agreed in this Service Contract.

6.	For Party B (including its affiliated companies and subcontractors) to provide the service services except new intellectual property rights, including, but not limitation, patent application right, design, technical secret, computer software source code and target code right, database right and semiconductor appearance right, Party B shall grant and / or encourage other parties to grant Party A an irrevocable, permanent, free and sublicensing right.

9.	Guarantee

(1)	Party B guarantees that: a) it is not bankrupt; b) within three years prior to the signing of this Service Contract with Party A, none of its business or assets has been designated by any person as any liquidator, receiver, or manager, nor has any subject filed any liquidation or bankruptcy request with the relevant authorities and courts against Party B; c) Party B has all necessary corporate powers to sign and perform this Service Contract.

(2)	The service personnel dispatched by Party B (hereinafter referred to as “Party B Service Personnel”) shall meet the qualifications required by Party A and shall be arranged to Party A for outsourcing services only after being confirmed by Party A. Party B shall ensure the relative stability of its dispatched personnel. Party B shall provide Party A with relevant information of service personnel, and the change of the number of service personnel shall negotiate with Party A in advance (no less than [***] days) and obtain the written consent of Party A. If party B’s service personnel do not meet the qualifications required by Party A or cannot be qualified for the work requirements of Party A, Party A shall have the right to return the service personnel for free, and any responsibility arising therefrom shall be borne by Party B.

7/17

(3)	Party B’s service personnel are employees of Party B, and Party B shall fully perform all legal responsibilities and obligations as the employer. Party B shall, according to the Labor Law of the Peoples Republic of China and other relevant laws and regulations, guarantee the basic labor rights and interests of Party B’s service personnel, undertake the wages and welfare, social insurance and other obligations and responsibilities undertaken by the employer, including but not limited to: signing labor contracts; pay labor remuneration on time, pay all social insurance on time, handle industrial accidents, and properly solve labor disputes, etc. To avoid ambiguity, Party B shall make it clear that if any labor dispute or any other dispute occurs to Party B’s service personnel during the performance of this Contract, Party B shall be responsible for handling and settlement, and bear the liability for compensation and other relevant legal consequences arising therefrom.

(4)	Party B shall arrange its service personnel to provide outsourcing services according to Party A’s production plan and work requirements. Party B shall ensure that its service personnel shall provide timely, quality, quantity and professional outsourcing services as agreed in this contract and its attachments, without any design defects or other errors that may endanger human body and property safety, agree to accept the supervision and inspection and business guidance of Party A, and provide relevant support for the production and operation of Party A.

(5)	Party B shall comprehensively manage the personnel of its employees, including but not limited to: formulate corresponding site management system according to Party A’s rules and regulations, ensure that Party B’s service personnel sign for it and strictly abide by it, and shall also obey Party A’s management; Party B shall regularly provide necessary training for its service personnel in terms of professional ability, ensure the efficient and high-quality completion of the outsourcing work required by Party A; Party B shall ensure that its service personnel abide by the law, abide by Party A’s various rules and regulations, maintain Party A’s good working environment and working order, take good care of Party A’s property, pay attention to your behavior, to maintain Party A’s good reputation and image. If any violation of the law is found, Party A has the right to request Party B to replace the employee immediately, and if it causes losses to Party A, Party B shall make compensation; Party B shall appoint a contact person to handle outsourcing services and on-site communication and coordination.

(6)	Party B understands and agrees that Party A shall assess and evaluate the actual working hours and work completion of Party B’s service personnel, and pay the relevant outsourcing fees according to the assessment results.

8/17

(7)	Party B shall purchase relevant insurance for the personal safety of Party B’s service personnel, be responsible for providing safety training to Party B’s service personnel, ensure that Party B’s service personnel strictly follow relevant safety operation procedures, and be responsible for the personal and property safety of Party B’s service personnel during the performance of this contract. If Party B’s service personnel suffer any personal or property damage during the performance of this contract, Party B shall be responsible for handling and assuming relevant legal responsibilities, and Party A shall not be held legally responsible for this.

(8)	Party B shall ensure that its service personnel use and properly safeguard the facilities, equipment, materials, and other property of the first party within the service operation area.

(9)	Party B and its service personnel shall not cause any negative impact on the reputation, image, or operation of the first party during the performance of this agreement or the provision of outsourcing services.

(10)	Party B agrees that if any personal or property damage is caused to Party A, its employees, or any third party due to Party B’s (including Party B’s service personnel) reasons, Party B shall compensate and bear all legal responsibilities.

(11)	Party B guarantees that the services provided by it comply with the purpose of Party A under this service contract, and there are no design defects or other errors that may endanger human and property safety.

(12)	Party B guarantees that it has full ownership of the service results provided under this service contract, including but not limited to accompanying documents, and that such service results have not been affected, damaged or may affect the rights and interests of Party A, or restricted by the rights and interests of third parties (including but not limited to third-party preemptive rights, mortgages, liens); The purchase and use of all or part of the service by Party A shall not be subject to any claims or lawsuits from third parties alleging infringement of its intellectual property rights, including but not limited to patent rights, trademark rights, and copyright.

(13)	Party B guarantees that it will fully fulfill its obligations under Article 8 concerning the new intellectual property rights.

10.	Confidentiality and Advertising

(1)	Both parties shall take measures to ensure that the information in this Contract and the annexes is kept confidential. Neither party shall disclose such information in whole or in part to any third party for any reason, unless required by law or if the parties agree to publish in writing.

9/17

(2)	All information received or formed by Party B under or in connection with this contract, including but not limited to sales, inventory, finance, technology, relevant specifications and standards, and other information, whether in writing, orally, in the form of an email, or in any other form, belongs to and will continue to be the exclusive property and confidential information of Party A. Without the prior written consent of Party A, Party B shall not disclose all or part of such information to any third party. Party B undertakes that such information will (a) be used solely for the purposes of this contract, (b) only be used by employees of Party B who need to know such information under this contract and have committed to fulfilling the confidentiality obligations stipulated in this contract, and (c) be returned to Party A upon termination of this contract.

(3)	The materials formed by Party B during the performance of this Contract are the confidential information hereof, and Party B can only use them for the purpose of performing this Contract. Without the prior written permission of Party A, Party B shall not disclose them to any third party.

(4)	Party B shall take all measures to ensure that its staff or subcontractors do not provide or disclose all or part of the confidential information provided for herein in any direct or indirect way.

(5)	Regardless of the reason for termination of this contract, the above confidentiality obligations shall remain valid until all confidential information specified in this contract has become known to the public through legal means.

(6)	Without the prior written consent of Party A, Party B shall not advertise or publicize in any way the services provided by Party B to Party A under this contract, nor shall Party B use any trademark or trade name of Party A in Party B’s advertising or promotional materials. If there is a violation of this clause, Party A has the right to cancel the undelivered portion of the goods or services in this contract, and shall not be liable for any direct or indirect losses suffered by Party B as a result, nor shall Party A pay any fees (excluding goods or services delivered or provided before cancellation). The second party further confirms that if the second party violates this clause, in addition to the rights stipulated in this clause, the first party has the right to exercise other remedies in accordance with this contract and laws and regulations.

10/17

11.	Change

With prior written notice to Party B, Party A may change the provisions under the Service Contract:

(1)	Service progress;

(2)	Service content, specifications and submission form of service results.

However, in both cases, Party A will provide reasonable compensation to Party B based on the direct losses suffered by Party B as a result (excluding management fees, expected profits, equipment and site idle costs, etc.) through friendly negotiation between the two parties, provided that Party B delivers documents to Party A in a format and detail that meets Party A’s requirements to prove the necessity of such compensation.

12.	Transfer and subcontracting

Upon prior written notice (including but not limited to fax) to Party B, Party A has the right to transfer any or all of its rights and/or obligations under this Service Agreement to any third party; Without the prior written consent of Party A, Party B shall not transfer any or all of its rights and/or obligations under this service contract to any third party. Without the prior written consent of Party A, Party B shall not subcontract any part of the services to any third party.

13.	Technical information disclosed by Party B to Party A

Party B agrees not to claim against Party A for any technical information already or to be disclosed to Party A regarding the services provided in this Service Contract.

14.	Penalty

If Party B violates any provisions of this service contract regarding the service location, deadline, schedule, specification requirements, as well as the submission form, guarantee, and accompanying assistance clauses of the service results, Party B shall pay Party A a penalty equivalent to 10% of the total contract amount. If Party B breaches the contract or Party A has reasonable evidence to prove that Party B may breach the contract, Party A has the right to purchase services from third parties (including overseas service providers) that are the same or similar to the requirements of this service contract as substitutes. Party B shall be fully liable for any losses/expenses suffered by Party A as a result, as long as the price of the substitute services is not significantly higher than the market price at that time.

This clause does not limit or hinder Party A’s other rights under this service contract and applicable laws and regulations, including but not limited to the right to claim compensation from Party B and terminate the contract.

11/17

15.	Claim indemnity

For any losses, liabilities, claims, lawsuits, expenses (whether involving third-party claims, product quality liability, or personal injury) suffered by Party A, including its employees, agents, and representatives, due to Party B’s breach or failure to perform any representations, warranties, commitments, or agreements made by Party B under this service contract, Party B (including its successors) shall be liable for compensation.

If Party B carries out any work on Party A’s premises or uses Party A’s property inside or outside of Party A’s premises, Party B shall protect Party A from any liability, claim, demand or expense (including reasonable attorney fees and other professional fees) arising from or related to Party B’s work on Party A’s premises or use of Party A’s property, which may cause damage to the property or injury (including death) to Party A, its employees or others, and shall make compensation, unless such liability, claim or demand is entirely caused by Party A’s fault.

16.	Termination of contract

(1)	Termination of contract due to bankruptcy

In the event of the following or any similar events and termination by written notice from Party A, this service contract shall be terminated immediately: (a) Party B is insolvent; (B) The request, notice or intention of the administrator designated by Party B has been submitted to the court or relevant government departments; (C) Appoint a liquidator, trustee, receiver or administrative receiver for any part of the enterprise or assets of Party B; (d) Party B has submitted or served a liquidation request, and the request has not been revoked within ten business days; (e) Party B officially takes measures including but not limited to voluntary arrangements such as dissolution and liquidation; Or (f) Party B shall execute a property transfer in favor of the creditor, and the relevant request, designation, or transfer shall not be revoked or cancelled within ten business days after the occurrence. Party A shall not be liable for any losses suffered by Party B (including its affiliated companies and subcontractors) due to termination under this clause.

(2)	Termination for breach of contract

If any of the following situations or similar events occur (for example only and not as a limitation), Party A reserves the right to notify Party B in writing to terminate all or part of the terms of this service contract and shall not be held legally responsible for Party B: (a) Party B will (if there is reasonable evidence to prove) or indeed fails to provide all or any part of the services in accordance with the location, deadline, schedule, specification requirements or service results submission form specified in this service contract; Or (b) if Party B violates any provision of the guarantee under this service contract; Or (c) Party B seriously or continuously violates other terms of this service contract. The first party shall not be liable for any losses suffered by the second party (including its affiliated companies and subcontractors) as a result of the termination under this clause.

12/17

(3)	Terminate the contract at the request of Party A

In addition to any other right to terminate this service contract, Party A may also choose to terminate this service contract in whole or in part by giving written notice to Party B 30 days in advance for any reason at any time, and (only) pay compensation fees to Party B without repeated payment. The compensation fee refers to (and only refers to) the contract price corresponding to the portion of services reasonably completed by Party B in accordance with the delivery schedule provisions of this service contract when Party A issues a termination notice, provided that the portion of services has passed Party A’s inspection and acceptance, and the total compensation fee shall not exceed the total price of this service contract.

The termination of the contract as stipulated in this clause does not exempt Party B from its breach of contract liability under this service contract, nor does it affect or hinder Party A’s other rights under this service contract and in accordance with applicable laws and regulations. In any case, Party A shall not be liable to Party B for any losses suffered by Party B due to the termination of the contract under this clause, as long as the reason for the termination of the contract is attributed to Party B.

17.	Offset

Except for any set off or deduction rights provided by law, Party A has the right to deduct any amount due or to become due from Party A to Party B, including but not limited to compensation and loss fees payable by Party B to Party A.

18.	Tax administration

According to Chinese tax laws, any taxes and tariffs levied on Party B, including but not limited to corporate income tax, stamp duty, business tax, and value-added tax, shall be solely paid by Party B, and Party A shall not bear Party B’s taxes. Party A has the right to deduct the deduction tax required by Chinese laws and regulations from the amount payable to Party B under this contract.

19.	Tariff refund right

This contract includes all relevant customs duties and import tax refund rights (if any) that Party B may transfer to Party A, including the rights arising from the use of substitutes and the rights that may be obtained from Party B’s suppliers. Party B agrees to notify Party A of the existence of any such rights and provide the necessary documents as required to obtain such tax refund rights.

13/17

20.	Force Majeure

If either party’s delay or failure to perform its obligations under this service contract is due to an event or thing that was unforeseeable, unavoidable, insurmountable, and not caused by the fault or negligence of that party at the time of entering into the contract, including but not limited to natural disasters such as natural disasters, fires, floods, storms, explosions, wars, and any government agency actions (whether valid or invalid), that party shall be exempted from liability within this scope. However, the affected party shall notify the other party in writing of the delay (including the expected delay period) within ten days from the occurrence of the delay.

During the period when Party B delays or is unable to perform the contract, Party A may choose to seek services from other channels and deduct such services from this service contract provided to Party B without assuming legal responsibility, or have Party B seek such services from other channels at the date and price specified in this service contract as requested by Party A.

If requested by Party A, Party B shall provide sufficient evidence within ten days after the request is made to ensure that the delay does not exceed thirty days. If the delay period exceeds thirty days or Party B fails to provide sufficient assurance that the delay will end within thirty days, Party A may immediately terminate this service contract without any liability. In any case, all parties to this service contract shall make reasonable efforts to minimize the impact of such events or matters.

21.	No implied abandonment

The failure of either party to demand performance of any provision under this service agreement at any time shall not affect its right to demand performance of such provision at any future time. Failure to perform or delay in performing a right or remedy under this Service Agreement does not constitute a waiver of that right or remedy, nor does it constitute a waiver of any other right or remedy. The separate or partial performance of a right or remedy under this Service Agreement shall not prevent the further performance of that right or remedy or the performance of other rights or remedies.

22.	Audit

Party B agrees to allow the auditors of Party A or third parties hired by Party A, upon prior notice, to inspect all documents directly related to this contract, including all records, documents, accounting procedures, and practices during the transaction period, at Party B’s premises at any time during the validity period of this contract and within [***] years after its termination.

14/17

23.	Independent relationship

Regardless of the purpose, this contract does not constitute one party becoming the agent or legal representative of the other party. Neither party has obtained any express or implied authorization to establish or impose any obligations or constraints on the other party or its affiliates in any form on behalf of or in the name of the other party or its affiliates.

24.	Waiver

In the process of signing and performing this contract, if one party fails to exercise or delays in exercising any rights under this contract, or relaxes or relaxes the requirements for the delivery, location, and other conditions and procedures of the other party under this contract, it shall not be deemed as a waiver of its rights, nor shall it affect the exercise of relevant rights under this contract by one party, nor shall it affect the performance of any obligations under this contract by the other party.

25.	Notice

(1) Notices or other communications required to be issued by one party under this contract shall be written in Chinese and may be delivered by hand or sent by registered mail, or by recognized courier services, or sent by fax to the addresses of the other parties listed below. Notification shall be deemed effectively delivered to the recipient in the following circumstances:

①  The notice submitted by a designated person shall be deemed to have been actually delivered on the date of submission by the designated person;

②  Notices sent by registered mail will be deemed to have been actually delivered on the fifth day after being sent (based on the postmark);

③  Notices sent through express delivery services will be deemed as actually delivered on the third working day after being sent by a recognized express delivery service;

④  The notice sent by fax shall be deemed to have been actually delivered on the first working day after the fax, but confirmed by fax and a copy by the registered letter.

2. The mailing addresses of each party are shown at the beginning of the Contract page. Either party may, at any time in accordance with this Article, notify the other party in writing of the change of its mailing address.

15/17

26.	Applicable Law and dispute resolution

(1) The formation, validity, interpretation, performance, and dispute resolution of this service contract (including these supplementary terms) shall be governed by the laws of the People’s Republic of China, but shall not be subject to its conflict of laws rules.

(2) All disputes arising from or related to this contract and its annexes or all its revisions shall be resolved through friendly negotiation between the parties. If the dispute cannot be resolved through negotiation within a reasonable period of time, both Party A and Party B shall jointly choose to submit any dispute arising from, related to, or related to this contract to [2]:

① The Shanghai Court where Party A’s business operates;

② The International Economic and Trade Arbitration Commission shall conduct arbitration in accordance with its then effective arbitration rules.

(If neither party has made an explicit choice regarding this, both parties hereby agree to choose (1) as the dispute resolution institution for this contract.）

(3) Both parties agree that during the dispute resolution process, except for the terms related to the submitted dispute resolution, both parties shall continue to perform the contract terms except for the disputed part.

27.	Attachment List

1.	Attachment [1] -Technical Requirements
2.
3.

28.	Other

(1)	This contract and its attachments constitute the entire agreement between the parties regarding the performance of this contract, and supersede all prior oral and written agreements, contracts, understandings, and communications between the parties regarding the subject matter of this contract.

(2)	The attachments and other materials to this contract constitute an integral part of this contract and have the same legal effect as the main text of this contract.

(3)	If any provision of this contract is determined to be illegal or unenforceable, the validity of the remaining provisions shall not be affected, unless the substantive purpose of this contract cannot be achieved, in which case either party may terminate this contract by giving written notice to the other party in the manner agreed upon in this contract.

(4)	The titles of the clauses are for reference only and do not have legal effect.

(5)	This contract is made in two original copies, signed in Chinese. Both parties hold [1] copies, and [2] copies have equal legal effect.

There is no text below

16/17

In view of this, all parties have urged their authorized representatives to officially sign this contract on the date stated at the beginning of this document.

Party A (seal):

Authorized Representative (Signature):

position:

Party B (seal):	JAJI (Shanghai) Co., Ltd.

Authorized Representative (Signature):

position:

17/17